                                                                  EXHIBIT 10.13

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement is made, entered into and effective as of January 19, 2000 (the "Effective Date"), by and between Telxon Corporation ("Telxon"), on the one hand, and Accipiter Corporation and Accipiter II, Inc. (sometimes collectively referred to herein as "Accipiter"), on the other.

         WHEREAS, Accipiter wishes to sell shares of common stock it owns in Metanetics Corporation ("Metanetics") on the terms and conditions set forth herein and Telxon wishes to buy those shares of Metanetics stock from Accipiter upon those terms and conditions,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, the parties agree as follows:

         1. At the Closing Date (as defined below), Telxon (or its wholly-owned subsidiary Meta Holding Corporation or such other subsidiary as Telxon may designate) will purchase from Accipiter 1,370,930 common shares of Metanetics owned by Accipiter for the following consideration:

         A. $6.73 per Metanetics share, or an aggregate purchase price of $9,226,358.90, less the debt cancelled pursuant to section 1(B) hereof (consisting of principal and accrued interest of $1,557,836.22), for a net purchase price of $7,668,522.68, payable in 477,790 shares of Telxon common stock, $.01 par value per share (the "Telxon Shares", representing an agreed effective price of $16.05 per Telxon Share); and

         B. cancellation of the debts evidenced by

            (i) a Promissory Note dated March 30, 1996, from Accipiter Corporation to Meta Holding Corporation in the face amount of $349,984.00, and

            (ii) a Promissory Note dated September 30, 1996, from Accipiter II, Inc. to Metanetics in the face amount of $449,254.73, and

            (iii) a Promissory Note dated December 11, 1996 from Accipiter II, Inc. to Telxon in the face amount of $500,000.00;

         and the return to Accipiter of the cancelled originals of the three Promissory Notes referenced above.

         2. Telxon agrees that, on or before the Closing Date, it shall take the following actions:

         A. Telxon will restore, or will cause Metanetics to restore, on the same terms or the equivalent, and at Telxon's cost, if any, to the Metanetics' employees and Board members listed on Exhibit A hereto, the options to purchase Metanetics shares originally granted to each of them in July 1998 and subsequently cancelled in February 1999 (provided that Telxon may satisfy its obligation to restore such options by providing to such employees and Board members an equivalent economic arrangement acceptable to such employees and Board members). Furthermore, Telxon will agree to repurchase those options, or their equivalent, from each of the grantees at a price of $6.73 per share covered by such option (less the aggregate exercise price of such option). The parties hereto acknowledge that the terms of such options (or equivalent economic arrangement) shall be substantially identical to the terms of the options conditionally granted, with a deferred effective date, by the Metanetics Board of Directors on January 18, 2000. Telxon agrees that the repurchase of such options (or equivalent payment to the optionees in lieu of the granting and repurchase of such options) will take place within 5 business days following the closing of the merger transaction between Cisco Systems, Inc. and Aironet Wireless Communications, Inc. (the "Cisco/Aironet Merger"); and

         B. Telxon will comply with the terms of its January 18, 2000 agreement with Gregory J. Chambers to provide to him 20,000 shares of Metanetics stock and will purchase those shares at $6.73 per share; and

         C. Telxon will offer to Mr. Chambers and all of the other Metanetics stockholders (other than Accipiter) prior to the Closing Date and subject to customary representations and warranties at the closing thereof by the selling stockholders of their good and unencumbered title to the subject shares and appropriate waivers of the procedures required by the Shareholder Agreement, to purchase all of their Metanetics shares for cash at the same price of $6.73 per share as payable under this Agreement, payable within 5 business days following the closing of the Cisco/Aironet Merger.

         3. Telxon and Accipiter each represent and warrant to the other that its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby have been duly authorized by all required action of its Board of Directors and any and all other necessary corporate action and that this Agreement has been duly executed and delivered for and on its behalf by the duly authorized officer signing this Agreement for it below. Accipiter further represents and warrants to Telxon that (except for the debt arrangements owed Telxon or its affiliates to be cancelled as provided in section 1(B) above and the procedures required by the Amended and Restated Shareholder Agreement, dated as of March 28, 1996 by and among Metanetics and its stockholders, as amended (the "Shareholder Agreement"), written waivers of which procedures by all of the other Metanetics stockholders having rights under such

Shareholder Agreement with respect to the transactions contemplated by this Agreement shall be delivered to Telxon as a condition of the closing under this Agreement), it currently has, and will deliver to Telxon on the Closing Date, full, valid and complete title to and ownership (beneficially and of record) of the Metanetics shares being purchased pursuant to section 1 above, free and clear of any lien or other encumbrance.

         4. Accipiter makes the following representations, warranties, acknowledgements and agreements to Telxon with respect to the issuance of the Telxon Shares to it pursuant to section 1(A):

          A. Accipiter understands that the Telxon Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws;

          B. The Telxon Shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon Accipiter's representations contained in this paragraph;

          C. Accipiter has had the opportunity to its satisfaction to ask questions of and receive answers from Telxon management regarding the business, assets, financial condition, prospects and affairs of Telxon;

          D. Each Accipiter entity is an "accredited investor" (as such term is defined in Rule 501 under the Securities Act) and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Telxon Shares and of protecting its interests in connection with such investment;

          E. Accipiter is not aware of the publication of any advertisement in connection with the Telxon Shares to be issued pursuant to this Agreement;

          F. Accipiter is acquiring the Telxon Shares for its own account for investment only, and not with a view toward their distribution, can bear a total loss of the investment without materially impairing its financial condition, and can bear the economic risk of the investment indefinitely; and

          G. Accipiter understands that it cannot resell the Telxon Shares unless and until the Telxon Shares are registered under the Securities Act and/or applicable state securities laws or an exemption from such registration is available and that the certificate(s) evidencing the Telxon Shares will be legended regarding the absence of and necessity for such registration and that there is no assurance that any registration exemption will be available or that, if available, such exemption will allow Accipiter to transfer all or any portion of the Telxon Shares it may subsequently desire to transfer when and in the amounts desired to be transferred.

         Telxon agrees to use its reasonable best efforts to (i) file a registration statement on Form S-3 (or similar successor form) to register the Telxon Shares for resale by the Accipiter entities as selling stockholders under the Securities Act and (ii) to cause the same to be become effective, as soon as reasonably practicable following Telxon becoming eligible to effect such a registration, and in connection therewith Accipiter agrees to cooperate in the effecting of, and to execute and deliver such representations, warranties and indemnifications customarily required of selling stockholders with respect to, such a registration as Telxon shall reasonably request.

         5. The consideration set forth in section 1 above, including the number of Telxon shares, shall be fixed upon the Effective Date of this Agreement as set forth in section 1 (A), and the parties each agree to bear their own risk of any change in the market value of those shares between the Effective Date and the Closing Date.

         6. Telxon and Accipiter agree that both parties intend for the acquisition of Metanetics stock contemplated hereby to be structured (to the extent possible) as a tax-free reorganization pursuant to section 368 of the Internal Revenue Code. Accordingly, both parties agree that they will reasonably cooperate in structuring the transaction in a manner that satisfies the requirements for such a tax-free reorganization and that such cooperation may include one or more the following actions (among others): (i) the formation of a subsidiary of Telxon to effect the acquisition ("Newco"), (ii) the merger of Metanetics into Newco or the merger of Newco into Metanetics, (iii) the acquisition of stock of Metanetics held by shareholders of Metanetics other than Telxon and Accipiter, (iv) such other actions as may be necessary and appropriate in order to accomplish such tax-free reorganization, and (v) such revisions to this Stock Purchase Agreement as shall be necessary to accomplish the foregoing. The parties agree that the definitive form of the transaction shall be agreed upon by Telxon and Accipiter on or before January 31, 2000.

         7. This transaction will close on or before February 18, 2000 (the "Closing Date").

         8. Each party shall bear their own expenses in connection with this transaction; provided, however, that Telxon will reimburse Accipiter for legal expenses incurred in connection with this Agreement, up to a maximum of $15,000.00.

         9. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and no representations or promises except those set forth herein have been made to induce any party to enter into this Agreement.

         10. This Agreement may be amended, modified or superseded and any of its terms or covenants may be waived only by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

         11. This Agreement shall be governed by and construed in accordance with the laws of the state of Ohio, without regard to its conflict of laws principles, except that the terms of this Agreement shall be interpreted according to their plain meaning and not strictly for or against any party.

         12. The parties will attempt in good faith to resolve any controversy arising out of or relating to this Agreement. Any litigation relating to this Agreement shall be brought by the parties in the courts, state or federal, sitting in Summit County, Ohio, and in no other forum.

          13. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14. The provisions of this Agreement are intended for the benefit of the parties hereto and no third party shall be entitled to enforce or rely upon the provisions of this Agreement, provided however that the provisions of Sections 2(A), 2(B), and 2(C) hereof shall be specifically enforceable against Telxon by the third parties referred to therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        TELXON CORPORATION


                                        By: /s/ Woody M. McGee
                                            -----------------------------------
                                        Title: VP/CFO                1/26/00
                                               --------------------------------



                                        ACCIPITER CORPORATION


                                        By: /s/ Richard W. Dyer
                                            -----------------------------------
                                        Title: Treasurer & CFO
                                               --------------------------------



                                        ACCIPITER II, INC.


                                        By: /s/ Richard W. Dyer
                                            -----------------------------------
                                        Title: Treasurer & CFO
                                               --------------------------------